Exhibit 99.1

EMERGE INTERACTIVE REPORTS THIRD QUARTER AND NINE MONTHS RESULTS

SEBASTIAN, Florida, November 9, 2006 – eMerge Interactive, Inc. (NASDAQ: EMRG) (the “Company”), a technology company focusing on the agricultural and meat processing industries, today announced results for the three and nine months ended September 30, 2006.

Revenues for the three months and nine months ended September 30, 2006, were $388,000 and $1.1 million respectively, compared to $400,000 and $1.5 million in the comparable prior-year periods. Gross profit for the three months ended September 30, 2006 increased 10% to $239,000 from $218,000 for the third quarter of 2005. Operating loss for the three months ended September 30, 2006 decreased 27% to $1.2 million from $1.7 million in the comparable prior-year period, and for the nine months ended September 30, 2006 operating loss decreased 20% to $4.7 million compared to $5.9 million for the comparable prior-year period. Net loss for the third quarter of 2006 was $1.2 million, or $0.30 per share, compared to $1.6 million, or $0.49 per share, in the same quarter last year. Net loss for the nine months ended September 30, 2006, was $4.9 million, or $1.25 per share, compared to $5.6 million, or $1.75 per share, in the comparable prior-year period, a decrease of 13%. Included in the net loss for the nine months ended September 30, 2006 was a $301,000 non-cash expense related to the re-pricing of common stock warrants issued in connection with the Company’s three equity financings completed during the fourth quarter of 2003, the first quarter of 2004 and the fourth quarter of 2004. These warrants were repriced to $5.40 per share upon completion of the January 2006 equity financing.

For the nine months ended September 30, 2006, revenues reflect a 27% improvement in the Company’s individual-animal tracking and database management services offset by a 42% decrease in revenues from the Company’s Food Safety Technologies (“FST”) products and services. FST revenues for the first nine months of 2006 consist of lease revenues on the two Carcass Inspection System (“CIS”) units currently under lease. FST revenues in the first nine months of 2005 included lease revenues from three CIS units and the sale of one CIS unit that had previously been under a lease agreement. The sale of this CIS unit had the effect of increasing revenue in the first quarter of 2005 by $377,000 and increasing gross profit by $160,000.

Selling, general and administrative expenses increased to $1.3 million for the quarter ended September 30, 2006 from $1.2 million for the quarter ended September 30, 2005. For the nine-month period ended September 30, 2006, selling, general and administrative expenses increased 8% to $4.3 million from $4.0 million for the comparable prior-year period. The increase in SG&A expenses for the nine-month period ended September 30, 2006 is primarily due to the non-cash expense relating to vesting stock options of $444,000 resulting from the adoption of a new accounting policy, SFAS 123(R), as well as severance expense for the workforce reduction completed on March 7, 2006.

Technology and development expenses of $136,000 for the quarter ended September 30, 2006 decreased 71% from $475,000 for the comparable period of the prior year and decreased 57% to $725,000 for the nine months ended September 30, 2006 compared to $1.7 million in the prior-year period. Lower technology and development expenses primarily reflect the Company’s decision to halt research and development of VerifEYE™ derivative products in March 2006. The lower technology and development expenses for the nine months ended September 30, 2006 were offset in part by the non-cash expense relating to vesting stock options of $44,000 resulting from the adoption of SFAS 123(R) as well as $124,000 in severance expense for the workforce reduction completed in March 2006.

“While our AIS business has shown growth in revenues and gross profit for the first nine months of 2006, the last two quarters have been essentially equal to the same period in 2005,” said David C. Warren, eMerge’s President and Chief Executive Officer. “The direction of key market drivers in the US Beef Industry, such as the National Animal Identification System and the full reopening of key export markets remains unclear, but we continue to build a value-added industry infrastructure that we believe will help enable the consistent supply of cattle that will qualify for a growing number of branded beef programs,” Mr. Warren continued.

“The VerifEYE Carcass Inspection Systems we have installed in packing plants continue to provide a valuable quality control service but ongoing economic conditions in this industry sector have restricted our ability to install more units. We remain confident, however, that this technology will play an important part in food safety programs in the future,” said Mr. Warren.

The Company ended the third quarter of 2006 with $2.0 million in cash and cash equivalents. The Company expects that existing cash balances, working capital and sales of products and services will meet its 2006 cash flow needs. To execute the Company’s business plan in 2007, it will need to seek additional sources of liquidity and implement cost control measures. There can be no assurance that sources of liquidity will be available in an amount and on terms that are acceptable to the Company. If the Company is unable to significantly grow its sales or raise additional funds, the business may not ultimately be financially viable.

As previously disclosed, the Company retained AgriCapital Corporation and B. Riley & Co, in a joint engagement to advise management and the Board of Directors regarding alternative strategies concerning liquidity and shareholder value. Over the last 17 months, AgriCapital, B. Riley and the Company contacted over 275 entities regarding potential alternatives, including possible acquisitions, dispositions, mergers, financings and liquidation. At the conclusion of this process, the Company’s Board of Directors, with input from its financial advisors, determined that a merger transaction involving PRIME BioSolutions, LLC (“PRIME”) was in the best interest of the Company and its stockholders. Accordingly, on October 16, 2006, the Company entered into a merger agreement with PRIME and its sole member PRIME BioShield, L.L.C. (“Shield”), pursuant to which PRIME will be merged into a wholly owned subsidiary of the Company. As consideration for the transaction contemplated in the merger agreement, Shield will receive shares of eMerge common stock likely representing a majority of the outstanding shares of common stock. Upon completion of the transaction, the Company will change its name to PRIME BioSolutions, Inc. (“Solutions”) and will be headquartered in Omaha, Nebraska.

A condition to completion of the Merger is the receipt of commitments from new investors to invest $70 million of additional capital in Solutions in exchange for equity securities of Solutions, which equity securities may be in the form of common stock, preferred stock or convertible debt. The transaction is also subject to approval by the Company’s stockholders, receipt of all required regulatory approvals and other customary closing conditions.

The Company’s Board of Directors believes that the current strategy of completing the proposed transaction with PRIME is in the best interest of the Company and its stockholders. If the Company is unable to complete the proposed transaction with PRIME, the Company will likely not have the liquidity to continue with its long-term business plan and will need to implement an alternative merger or sale transaction for all or part of the business or implement a liquidation of the Company.

Concurrently with the execution of the merger agreement, the Company executed a $1.5 million secured revolving loan in favor of The Biegert Family Irrevocable Trust, Dated June 11, 1998 (the “Bridge Loan”). The Bridge Loan permits the Company to borrow up to $1.5 million, which may be repaid and re-borrowed at any time until the earlier of (i) the termination or closing of the merger agreement or (ii) April 1, 2007. The Bridge Loan is intended to provide the Company with the liquidity to maintain its operations through the closing of the proposed transaction with PRIME. The Bridge Loan is secured by all of the Company’s assets used in its AIS business segment.

Quarterly Webcast

eMerge will host a Webcast today at 10:00 a.m. (Eastern) to discuss third quarter results. You can access the Webcast through the Company’s Website address at www.emergeinteractive.com.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural and meat processing industries. The Company’s products include CattleLog, a USDA-approved Process Verified Program (“PVP”) providing individual-animal data collection and reporting that enables livestock tracking, verification and branding; the VerifEYE CIS, a real-time, optical inspection system that scans beef carcasses in packing plants; and the Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

For additional information regarding this press release or if you have investor questions, please contact Susan D. Mermer, eMerge’s Chief Financial Officer, at (772) 581-9736.

Important Information

eMerge Interactive, Inc. plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement (the “Merger Proxy Statement”) in connection with the special meeting of eMerge stockholders that will be held to consider the proposed merger and related transactions involving eMerge, PRIME BioShield, LLC, PRIME BioSolutions, LLC and eMerge Merger Sub, LLC and may file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION,

INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, security holders may obtain a free copy of the Merger Proxy Statement and other documents that eMerge files with the SEC at the SEC’s website at www.sec.gov. The Merger Proxy Statement and these other documents may also be obtained free of charge from eMerge by directing a request to eMerge Interactive, Inc., Attention: Investor Relations, 10305 102nd Terrace, Sebastian, FL 32958.

Neither (i) the shares of eMerge common stock to be issued to the sole member of PRIME in the proposed transaction nor (ii) the securities of eMerge to be issued to new investors in the proposed transaction, have been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. This press release is neither an offer to sell nor a solicitation of an offer to purchase securities. Neither the SEC nor any state securities commission has approved or disapproved of the securities described in this press release or passed upon the accuracy or adequacy of the information contained in this press release, or endorsed the merits of the press release.

Certain Information Regarding Participants

eMerge, its directors and named executive officers may be deemed to be participants in the solicitation of eMerge’s security holders in connection with the special meeting of eMerge stockholders that will be held to consider the proposed merger and related transactions. Security holders may obtain information regarding the names, affiliations and interests of such individuals in eMerge’s annual report on Form 10-K for the year ended December 31, 2005, and its proxy statement dated April 21, 2006, each of which is filed with the SEC. Additional information regarding such individuals will be included in the Merger Proxy Statement. To the extent holdings of eMerge’s securities have changed since the amounts printed in the proxy statement dated April 21, 2006, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the Merger Proxy Statement.

Forward-Looking Statements

Certain statements in this press release are forward-looking defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the benefits of the proposed merger and related transactions involving eMerge Interactive, Inc., PRIME BioShield, LLC, PRIME BioSolutions, LLC and eMerge Merger Sub, LLC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of PRIME or eMerge. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. PRIME and eMerge do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the businesses of PRIME and eMerge may not be integrated successfully or such integration may be difficult, time-consuming or more costly than expected; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals of the Merger, and the ability to complete the Merger on the expected timeframe; changes in or elimination of laws, tariffs, trade or other controls or enforcement practices (such as: national, state or local energy policies; Federal ethanol tax incentives; regulation currently under consideration pursuant to the passage of the Energy Policy Act of 2005, which contains a renewable fuel standard and other legislation mandating the usage of ethanol or other oxygenate additives; state and federal regulations restricting or banning the use of Methyl Tertiary Butyl Ether; and environmental laws and regulations and the enforcement thereof); changes in weather and general economic conditions; overcapacity within the ethanol and petroleum refining industries; total United States consumption of gasoline; availability and costs of products, raw materials and supplies, particularly corn, coal and natural gas; labor relations; fluctuations in petroleum prices; failure to comply with applicable laws and regulations; ability to generate free cash flow to invest in the business and service indebtedness and preferred stock preferences; limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock; ability to raise additional capital and secure additional financing; ability to retain key employees; liability resulting from actual or potential future litigation; plant shutdowns or disruptions at proposed plants; the rate of adoption of products and services; ability to grow revenue and margins; ability to implement business and expansion strategies; competition and the impact of competition on pricing; general economic conditions; availability and prices of livestock; livestock costs; product pricing; operating efficiencies; the cost of compliance with environmental and health standards; and actions of domestic and foreign governments.

These and other factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth from time to time in eMerge’s public filings with the SEC and public statements by PRIME and eMerge. Viewers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.

eMerge Interactive, Inc.

Condensed Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$388,000	$400,000	$1,102,000	$1,486,000

Cost of revenue (1)	149,000	182,000	494,000	759,000

Gross profit	239,000	218,000	608,000	727,000

Operating expenses:
Selling, general and administrative	1,263,000	1,184,000	4,321,000	4,012,000
Technology and development	136,000	475,000	725,000	1,667,000
Depreciation expense	56,000	235,000	262,000	905,000

Operating loss	(1,216,000)	(1,676,000)	(4,700,000)	(5,857,000)

Interest and other income, net	37,000	41,000	123,000	215,000
Interest expense	(6,000)	(5,000)	(16,000)	(14,000)
Gain (loss) on disposal of assets	4,000	(10,000)	5,000	(35,000)
Net increase in fair value of common stock warrants	—	—	(301,000)	(22,000)

Loss from continuing operations	(1,181,000)	(1,650,000)	(4,889,000)	(5,713,000)

Discontinued operations:
Gain from discontinued cattle operations, net of taxes	25,000	95,000	34,000	116,000

Net loss	$(1,156,000)	$(1,555,000)	$(4,855,000)	$(5,597,000)

Net loss per common share – basic and diluted	$(0.30)	$(0.49)	$(1.25)	$(1.75)

Weighted average number of common shares outstanding – basic and diluted	3,956,023	3,358,618	3,897,984	3,338,168

(1)	Cost of revenue includes a provision for obsolete inventory of $98,000 and $105,000 for the nine months ended September 30, 2006 and 2005, respectively.

eMerge Interactive, Inc.

Condensed Balance Sheets

(unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$2,041,000	$2,943,000
Trade accounts receivable, less allowance for doubtful accounts	79,000	119,000
Inventories	151,000	236,000
Other current assets	566,000	481,000

Total current assets	2,837,000	3,779,000

Property, plant and equipment, net of accumulated depreciation	860,000	1,115,000
Food safety systems installed at customers, net of accumulated depreciation	371,000	470,000
Other assets	25,000	38,000

Total assets	$4,093,000	$5,402,000

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of capital lease obligation	$5,000	$5,000
Accounts payable	339,000	153,000
Accrued liabilities	344,000	402,000
Advance payments from customers – current portion	631,000	842,000

Total current liabilities	1,319,000	1,402,000

Capital lease obligation – long term	3,000	7,000
Advance payments from customers - long term	111,000	531,000

Total liabilities	1,433,000	1,940,000

Stockholders’ equity:
Common stock	41,000	35,000
Additional paid-in capital	220,290,000	216,244,000
Accumulated deficit	(217,243,000)	(212,389,000)
Treasury stock	(428,000)	(428,000)

Total stockholders’ equity	2,660,000	3,462,000

Total liabilities and stockholders’ equity	$4,093,000	$5,402,000